Exhibit 10.7

                   STOCK AND REAL PROPERTY PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of September 6, 1994, among CARRIAGE FUNERAL SERVICES OF OHIO, INC., an Ohio corporation (the "Purchaser"), KUBACH-SMITH FUNERAL HOME, INC., an Ohio corporation (the "Company"), and JAMES
B. SMITH, LOUISE SMITH, residents of Huron County, Ohio, and LEE K. SMITH and NANCY SMITH-GELVIN, residents of Erie County, Ohio (collectively, the "Shareholders");

                                   WITNESSETH:

                  WHEREAS, the Company owns and operates the Kubach-Smith Funeral Home and the Heaston-Gerber-Smith Funeral Home in Norwalk, Ohio, the Rawle-Kubach-Smith Funeral Home in Milan, Ohio and the Gerber-Smith Funeral Home in Wakeman, Ohio (collectively, the "Homes"); and

                  WHEREAS, the authorized capital stock of the Company consists of 500 shares of Common Stock, no par value ("Common Stock"), of which 320 shares (the "Shares") are issued, outstanding and held and owned of record by the Shareholders as shown on Schedule I hereto; and

                  WHEREAS, James B. Smith and Louise Smith (together, the "Smiths") own fee simple title to (i) all of the parcels of real property on which the Homes are situated, as more particularly described under the heading "Purchased Real Property" on Schedule 4.1 hereto (the "Purchased Real Property"), and (ii) the real property on which a building is situated adjacent to the Kubach-Smith Funeral Home containing six garage bays and two apartment units, as more particularly described under the heading "Leased Real Property" on Schedule 4.1 hereto (the "Leased Real Property") (the Purchased Real Property and the Leased Real Property are hereinafter collectively referred to as the "Real Property"); and

                  WHEREAS, the parties desire that the Purchaser purchase the Shares from the Shareholders, purchase the Purchased Real Property from the Smiths and lease the Leased Real Property from the Smiths, all upon the terms and conditions and for the consideration herein set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1. SALE AND PURCHASE OF THE SHARES AND THE REAL PROPERTY.

                  1.1. TRANSFER OF THE SHARES. Each Shareholder severally agrees to sell his or her respective Shares to the Purchaser, free and clear of all security interests, pledges, liens, mortgages, title restrictions, charges, encumbrances or rights of any other person (collectively, "Liens"). The Purchaser, agrees to purchase and accept the Shares from each of the Shareholders.

                  1.2. TRANSFER OF THE PURCHASED REAL PROPERTY. The Smiths jointly and severally agree to sell fee simple title to the Purchased Real Property to the Purchaser, free and clear of all Liens other than Permitted Encumbrances described on Schedule 4.1, and the Purchaser agrees to purchase and accept the Purchased Real Property from the Smiths.

                  1.3. CONSIDERATION. Subject to Section 1.4, the consideration for the Shares and the Purchased Real Property shall be $2,300,000 (the "Purchase Price"), of which $937,000 shall be allocated to the Shares and $1,363,000 shall be allocated to the Purchased Real Property. Of the Purchase Price, (i) an amount sufficient to discharge indebtedness of the Company, as determined pursuant to Section 1.4(a), shall be paid by the Purchaser directly to the holders of such indebtedness, or in such other manner mutually determined by the parties, (ii) the sum of $200,000 shall collectively be represented by Subordinated Promissory Notes of Carriage Funeral Services, Inc., a Delaware corporation and the parent corporation of the Purchaser ("Carriage"), each payable to the shareholders in the respective original principal amounts shown on
         Schedule I, each substantially in the form of Exhibit A attached hereto, with the blanks appropriately completed (collectively, the "Subordinated Notes"), and (iii) the balance of the Purchase Price, after deducting the amounts described in clauses (i) and (ii) above, shall be allocated between the Purchase Price for the Shares and the Real Property on a pro rata basis, and the net portion so allocated to the Shares shall be paid to the Shareholders on a pro rata basis in accordance with their respective holdings of the Shares as reflected on
         Schedule I.

                  1.4. ADJUSTMENTS TO CONSIDERATION.

                           (a) AT CLOSING. At or prior to Closing, the
                  Shareholders shall deliver to the Purchaser a written statement, certified by them to be accurate and complete, setting forth a description, and the outstanding balance as of the Closing, of all liabilities and obligations of the Company, including (but not limited to) indebtedness for borrowed money, indebtedness secured by Liens against any assets or properties of the Company, accounts and trade payable, accrued liabilities, federal, state and local taxes, any liabilities under suits, claims, judgments or orders then pending or any other liability or obligation of the Company attributable to the operation of the Company's business prior to Closing (collectively, "Unassumed Liabilities"), excluding obligations under preneed contracts for which the full amount has been deposited in trust as required under applicable law. At Closing, the Purchaser shall pay out of the Purchase Price such portion as shall be required to pay and discharge those Unassumed Liabilities secured by Liens against any assets or properties of the Company, any other indebtedness of the Company for borrowed money, and any other Unassumed Liabilities as mutually determined by the parties, either directly to such creditors or otherwise in a manner mutually determined by the parties such as to assure that the assets and properties of the Company are free and clear of any Liens and all such Unassumed Liabilities are paid or satisfied in full. Such payment of Unassumed Liabilities shall be deemed a downward adjustment to the Purchase Price for the Shares. Any Unassumed Liabilities remaining unpaid after the Closing shall be subject to indemnification under
                  Section 12.1.

                           (b)POST CLOSING. If in any of the five one-year
                  periods following the Closing Date (commencing on the first day of the calendar month following the month in which Closing occurs and each of the first four anniversaries of such date, such periods being hereafter collectively referred to as "Revenue Periods"), the total net revenue (as defined below) is less than $1,455,000, then the amount of the difference shall constitute a downward adjustment in the Purchase Price, provided that the maximum amount of any such adjustment in any single one-year period shall be $80,000 and the maximum aggregate amount of such adjustment over such five-year period shall be $400,000. For purposes of the foregoing, each one-year period shall be determined on a stand-alone basis without carry-forwards or carrybacks in any previous or succeeding years. In each such instance, the Purchaser shall be entitled to offset the amount of such downward adjustment against the installments of principal and interest then due under the Subordinated Notes and the amounts then payable under the Non-Competition Agreements referred to in Section 2.2(ii), each offset to be applied equally between the Subordinated Notes on the one hand, and the Non-Competition Agreements on the other, and then prorata among the Notes and Non-Competition Agreements, as applicable. In the event of any such adjustment and offset, the Purchaser shall provide to the Shareholders written notice thereof within 30 days following expiration of the applicable Revenue Period, which notice shall include a calculation of the total net revenues of the Homes computed as aforesaid. The amount, if any, which is payable under the Subordinated Notes and the Non-Competition Agreements after giving effect to such adjustment and offset shall accompany such notice. Offset shall be applied on a pro rata basis in accordance with the amount of the annual payments then payable to each Shareholder that are being offset against. If in any Revenue Period the amount of offset exceeds the amount of all annual payments available for offset, then the deficiency shall be carried forward to the next annual installments for offset, and that deficiency shall not accrue interest during the interim. There shall be no upward adjustment in the Purchase Price due to this Section 1.4(b). If the Hinman, Tanner and Walker funeral home in Norwalk, Ohio1 permanently ceases operations (which does not include a relocation within the Norwalk, Ohio area) while this paragraph (b) is in effect, then the adjustment and offset provisions hereof shall terminate upon the adjustment and offset (if any) for the Revenue Period in which such cessation occurs, after which there will be no more such adjustments or offset under this paragraph (b). For purposes hereof, "net revenues" means the gross revenues attributable to the operation of the Homes (including rental income attributable to portions of the Real Property leased to third persons), less discounts, all determined in accordance with generally accepted accounting principles consistently applied.

                  1.5. CERTAIN PRORATIONS. All normal and customarily proratable items relating to the assets and liabilities of the Homes and to Real Property, including but not limited to, utilities, real estate and personal property taxes, shall be prorated as of the Closing Date, the Shareholders or the Smiths, as the case may be, being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Shareholders and the Purchaser.

                  1.6. FURTHER ASSURANCES. The Shareholders agree to execute and deliver from time to time after the Closing, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require more effectively to convey, assign, transfer and deliver the Shares and title to the Purchased Real Property to the Purchaser.

                  2. THE CLOSING.

                  2.1. TIME AND PLACE. The Closing shall occur at the offices of Freeman, Laycock, Lux & Conway, 54 East Main Street, Norwalk, Ohio 44897, at 9:00 a.m. on September 6, 1994, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than September 30, 1994. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. At the Closing,
         (i) the Shareholders shall deliver all certificates representing their respective Shares, duly endorsed or accompanied by duly executed stock powers, (ii) the Smiths shall execute and deliver one or more general warranty deeds conveying fee simple title to the Purchased Real Property to the Purchaser, and (iii) the Purchaser shall cause Carriage to execute and deliver the originals of the Subordinated Notes to the Shareholders and shall deliver the cash portion of the Purchase Price payable to the Shareholders at Closing as provided in Section 1.3 by wire transfer to such account or accounts in the United States as they shall designate to the Purchaser in writing at least two business days prior to the Closing. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  2.2. RELATED TRANSACTIONS. In addition to the purchase and sale of the Shares and the Purchased Real Property, the following transactions shall take place at the Closing:

                           (i) the Purchaser and the Smiths shall each
                  execute and deliver to the other a Lease Agreement to be dated the Closing Date and in substantially the form of Exhibit B hereto (the "Lease Agreement");

                          (ii) James B. and Louise Smith, Lee K. and Amy
                  Smith, and William J. Gelvin and Nancy Smith-Gelvin shall each execute and deliver to the Purchaser a Non-Competition Agreement to be dated the Closing Date and in substantially the forms of Exhibits C-1, C-2 and C-3, respectively attached hereto, and the Purchaser shall execute and deliver the Non-Competition Agreements to each of such persons (collectively, the "Non-Competition Agreements");

                         (iii) the Purchaser and the Smiths shall each
                  execute and deliver to the other a Consulting Agreement to be dated the Closing Date and in substantially the form of Exhibit D hereto (the "Consulting Agreement"); and

                          (iv) the Purchaser and Lee K. Smith ("Lee") shall
                  each execute and deliver to the other an Employment Agreement to be dated the Closing Date and in substantially the form of Exhibit E hereto (the "Employment Agreement").

                  3. REPRESENTATIONS REGARDING THE SHARES. Each Shareholder severally (but not jointly) represents and warrants, as to such Shareholder only, that:

                  3.1. TITLE TO THE SHARES. Such Shareholder has good and marketable title to his or her respective Shares as shown on Schedule I, free and clear of any and all Liens, and such Shareholder has the absolute and unrestricted right, power, authority and capacity to sell such Shares to the Purchaser as provided in this Agreement. Upon delivery of such Shares to the Purchaser, against payment therefor as provided in Section 1.3, the Purchaser will receive from such Shareholder good and marketable title thereto, free and clear from all Liens.

                  3.2. AUTHORITY OF THE SHAREHOLDER. Such Shareholder has the full right, capacity and authority to enter into and perform this Agreement and the other documents to which he or she is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by such Shareholder, each of such other documents will constitute, the legal, valid and binding obligations of such Shareholders enforceable against him or her in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the charter or bylaws of the Company or (y) any contract, agreement, lease, license or other commitment to which the Company or such Shareholder is a party or by which such shareholder or his or her respective assets or properties are bound; nor (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4. REPRESENTATIONS REGARDING THE REAL ESTATE. The Smiths jointly and severally represent and warrant to and agree with the Purchaser that:

                  4.1. DESCRIPTION AND TITLE. Schedule 4.1 attached hereto sets forth a legal description of all parcels included within the Real Property (Leased and Purchased), and also briefly describes each building and major structure and improvement thereon. The Smiths have good and marketable fee simple title to the Real Property, free and clear of any and all Liens, other than (i) Liens to be fully released at or prior to Closing, and (ii) title restrictions described in
         Schedule 4.1 (the "Permitted Encumbrances"). No person other than the Smiths have any ownership, leasehold or other interest of any kind in the Real Property. The Real Property is the only interest in real property used in the conduct of the business of the Homes as presently conducted. All of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. None of such buildings, structures or improvements as constructed or configured on the date hereof, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law. There is not pending nor, to the knowledge of the Smiths, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof.

                  4.2. ENVIRONMENTAL CONDITION. No toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property, nor to the knowledge of the Smiths, have any such materials or wastes been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. The Real Property is not subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. The Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formaldehyde, radon gas or underground storage tanks, except for substances used in the ordinary course of the operations of the Homes that are properly used, stored and disposed of in accordance with applicable legal requirements.

                  4.3. NO FLOOD HAZARDS. The Real Property is not located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

                  4.4. FIRPTA. Neither of the Smiths is a "foreign person" (as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Smiths shall deliver at Closing a non-foreign affidavit in recordable form containing such information as shall be required by Internal Revenue Code Section 1445(b)(2) and the regulations issued thereunder.

                  4.5. BILLS PAID. All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

                  5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders jointly and severally represent and warrant to and agree with the Purchaser as follows (except as to the representa-tion and warranty contained in the second sentence of Section 5.4, which is being made jointly and severally only by the Smiths):

                  5.1. ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the charter and bylaws of the Company, both as in effect on the date hereof.

                  5.2. CAPITALIZATION. The authorized capital stock of the Company consists of 500 shares of Common Stock, no par value, of which 320 shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. No shares of the Company are held by it as treasury stock. The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. From the date hereof through the Closing Date, the Shareholders will not, and will not cause or permit the Company to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company.

                  5.3. NO SUBSIDIARIES. The Company has no subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

                  5.4. FINANCIAL INFORMATION. The Shareholders have delivered to the Purchaser the unaudited balance sheets of the Company at June 30, 1993 (the "Company Balance Sheet") and at June 30, 1992, and the related unaudited profit and loss statements of the Company for the respective twelve-month periods of operations then ended. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the financial position of the Company at the dates indicated and the results of its operations for the periods then ended in accordance with generally accepted accounting principles consistently applied. The Homes collectively performed the funeral services for each of its fiscal years ended June 30, 1991, 1992, 1993 and 1994 as shown on
         Schedule 5.4.

                  5.5. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes (other than the Real Property) are owned by the Company. Except for leases and licenses disclosed in Schedules 5.11 and 5.15, none of such assets, rights or properties is subject to any lease or license. The Company is in actual possession and control of all properties owned by it (subject to the right of customers under preneed contracts to transfer such contracts as provided under Ohio law), and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Company Balance Sheet (other than properties and assets reflected in such balance sheet that have been sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Company Balance Sheet), free and clear of all Liens, except for Liens to be discharged and released at or prior to Closing as contemplated in Section 1.4(a).


                  5.6. ABSENCE OF CHANGES OR EVENTS. Except as described on
         Schedule 5.6, since the date of the Company Balance Sheet, there has not been:

                           (i) any material adverse change in the financial
                  condition, operations, properties or prospects of the Company or of any Home (the term "prospects", for purposes of the foregoing, to be interpreted based upon events or transactions occurring during such period);

                          (ii) any change in the authorized capital or
                  outstanding securities of the Company;

                         (iii) any capital stock, bonds or other securities
                  which the Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                          (iv) any borrowing or agreement by the Company to
                  borrow any funds, nor has the Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

                           (v) any declaration or payment of any bonus or
                  other extraordinary compensation to any employee of the Company;

                          (vi) any hiring, firing, reassignment or other
                  change in any key personnel of the Company;

                         (vii) any sale, transfer or other disposition of, or
                  agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of the Company, except in the ordinary course of business;

                        (viii) any material damage, destruction or losses
                  against the Company or any waiver any rights of material value to the Company;

                          (ix) any labor strike or labor dispute, or the
                  entering into of any collective bargaining agreement, with respect to employees of the Company;

                           (x) any claim or liability for any material
                  damages for any actual or alleged negligence or other tort or breach of contract against or affecting the Company; or

                          (xi) any other material transaction or event
                  entered into or affecting the Company other than in the ordinary course of the business.

                  5.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet, the Company has none, and none of its assets or properties are subject to any, material liabilities or obligations of any kind or nature, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Company's business since the date of the Company Balance Sheet.

                  5.8. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company on or before the date of this Agreement have been paid or are adequately provided for in the Company's books and records. The Company has filed all tax returns and reports required to be filed by it with all taxing authorities, and all such tax returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by the Company for each of its last three taxable years have been furnished to the Purchaser. No assessments of deficiencies have been made against the Company which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any income tax return of the Company for any period. The Shareholders shall be fully responsible for all taxes of the Company accrued through the Closing and for completing, filing and handling all tax returns and reports in respect of all periods through Closing, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports.

                  5.9. INVENTORY; ACCOUNTS RECEIVABLE. The inventories reflected on the Company Balance Sheet and all items placed in inventory since the date thereof are (i) accounted for in accordance with generally accepted accounting principles consistently applied, (ii) accounted for net of reserves which are sufficient to cover any losses due to obsolescence, shrinkage, or unmarketability, and (iii) saleable or usable in the ordinary course of business of the Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. All accounts receivable reflected on the Company Balance Sheet are, and all of the Company's accounts receivable on the Closing Date will be (i) bona fide claims against debtors for sales or other charges and (ii) subject to no defenses, set-offs or counter-claims (it being understood that the bankruptcy of an account party, or other economic risk associated with the collection of an account, shall not be deemed covered by this clause (ii)).

                  5.10. FIXED ASSETS. Schedule 5.10 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other fixed assets owned by the Company.

                  5.11. CONTRACTS AND COMMITMENTS. Schedule 5.11 hereto sets forth a complete description of:

                         (i) all loan, credit and similar agreements to
                  which the Company is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, the Company;

                        (ii) all employment contracts, noncompetition
                  agreements and other agreements relating to the employment of any employees of the Company;

                       (iii) all contracts and agreements affecting the
                  Company which do not terminate or are not terminable by the Company upon notice of 30 days or less or which involves an obligation on its part in excess of $1,000 per annum or $5,000 in the aggregate; and

                        (iv) all other contracts and commitments of the
                  Company entered into outside the ordinary course of business.

                  Each contract and commitment described on Schedule 5.11 is valid and in full force and effect, and neither the Company, nor, to the knowledge of the Shareholders, any of the other parties thereto, are in default thereunder. The

         Shareholders have furnished to the Purchaser a true and correct copy of each document listed on Schedule 5.11.

                  5.12. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 5.12 hereto accurately and completely lists (i) all preneed contracts of the Company unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 5.12
         (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company nor such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The services heretofore provided by the Company have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                  5.13. TRADEMARKS, ETC.. The Company does not own nor has it applied for any patents, patent applications, patent licenses, trademarks, trademark applications or trademark or trademark licenses (collectively, "Intangible Rights"), except as described on Schedule
         5.13. The Company owns or possesses valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes as presently conducted. The Company is not charged with infringement of any Intangible Rights of any other person, nor does the Company know of any such infringement, whether or not claimed by any person.

                  5.14. INSURANCE. The Company maintains such policies of insurance in such amounts, and which insure against such losses and risks, as are generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

                  5.15. LICENSES, PERMITS, ETC. Schedule 5.15 hereto correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by the Company, which are all that are necessary or appropriate for the conduct of the business and operations of the Company and the Homes. All such items are in full force and effect.

                  5.16. LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of any Shareholder, threatened against the Company or any of the assets or properties of the Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  5.17. COMPLIANCE WITH LAWS. The Company has complied and is in compliance in all material respects with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Company, the operation of the Homes and the Company's assets, rights and properties (including without limitation all environmental protection and occupations safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

                  5.18. EMPLOYEES. Schedule 5.18 hereto correctly and completely lists the names and monthly or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule
         5.18 also sets forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by the Company to any employee or agent of the Company, and the number of vacation days or other time off to which each such employee is then eligible to take. At Closing, the Shareholders will cause the Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Homes which are then outstanding. There are not pending or threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. The Company believes that the relations between the Company and its employees are good.

                  5.19. EMPLOYEE BENEFIT PLANS. There are no plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company providing benefits to any employee or former employee of the Company, other than sick leave, vacation and group hospitalization benefits that are described on Schedule 5.19, all of which are maintained in accordance with applicable legal requirements.

                  5.20. AFFILIATED PARTY TRANSACTIONS. Each Home has been operated and is being operated in a manner separate from the personal and other business activities of the Shareholders and their affiliates, and neither the Company nor its assets are subject to any affiliated party commitments or transactions.

                  5.21. BANK ACCOUNTS. Schedule 5.21 hereto sets forth the name of each bank, savings and loan or other financial institution in which the Company has any account or safe deposit box, the style and number of each such account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

                  5.22. BOOKS AND RECORDS. All books and records of the Company are true, correct and complete in all material respects, have been maintained by the Company in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to the Company. The corporate records of the Company reflect a true record of all meetings and proceedings of the Board of Directors and the Shareholders of the Company.

                  5.23. FINDERS. Except as described in Section 14.1, neither the Company nor any Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  5.24. AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement has been duly authorized by its Board of Directors. This Agreement is legally binding and enforceable against the Company in accordance with its terms. Neither the execution, delivery nor performance by the Company of this Agreement will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the charter or bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  5.25. FULL DISCLOSURE. The representations and warranties made by the Company and the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Company and the Shareholders that:

                  6.1. ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party.

                  6.2. AUTHORITY OF THE PURCHASER. The execution, delivery and performance by the Purchaser of this Agreement and the documents attached as exhibits hereto have been duly authorized by its Board of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser of this Agreement, or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  6.3. FINDERS. The Purchaser is not a party to or in any way obligated under any contract or other agreement, and there are not outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  7. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS PENDING CLOSING. The Company and the Shareholders jointly and severally covenant and agree with the Purchaser that:

                  7.1. CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Shareholders will not cause or allow the Company to:

                          (i) cancel or permit any insurance to lapse or
                  terminate, unless renewed or replaced by like coverage;

                         (ii) amend or otherwise modify its charter or
                  bylaws;

                        (iii) take any action described in Section 5.6;

                         (iv) enter into any contract, agreement or other
                  commitment of the type described in Section 5.11; or

                          (v) hire, fire, reassign or make any other change
                  in key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on Schedule 5.18.

                  7.2. ACCESS TO INFORMATION. Prior to Closing, the Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company.

                  7.3. CONSENTS AND APPROVALS. The Company and the Shareholders will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                  7.4. NO SHOP. For so long as this Agreement remains in effect, neither the Company nor any Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company or any other sale of the Company (whether by merger, consolidation, sale or stock or otherwise) or any portion of the Real Property, other than with the Purchaser.

                  8. COVENANTS OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Company and the Shareholders that:

                  8.1. CONSENTS AND APPROVALS. The Purchaser will use its best efforts (which specifically does not include the payment of out-of-pocket sums to third parties) to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement.

                  8.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that the Purchaser may disclose such information to its outside attorneys and accountants and to its lender, provided that the Purchaser shall remain responsible to the Company for any unauthorized disclosure thereof by such attorneys, accountants or lender. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, the Purchaser shall return to the Company all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contemplated by this Agreement.

                  9. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                  9.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Shareholders in Sections 3, 4 and 5 hereof; the representations and warranties made by the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct in all material respects; the Company and the Shareholders shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholders and an executive officer of the Company, to the effect of the foregoing provisions of this Section 9.1.

                  9.2. OPINION OF COUNSEL. The Company shall have caused to be delivered to the Purchaser an opinion of Freeman, Laycock, Lux & Conway, counsel for the Company and the Shareholders, dated the Closing Date, to the effect that:

                          (i) the Company is a corporation validly existing
                  and in good standing under the laws of the State of Ohio, with full corporate authority to enter into and perform its obligations under this Agreement;

                         (ii) the authorized capital stock of the Company
                  consists of 500 shares of Common Stock, no par value, of which 320 shares are validly issued and outstanding and fully paid and nonassessable;

                        (iii) to the knowledge of such counsel, after due
                  inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

                         (iv) the execution, delivery and performance by the
                  Company of this Agreement has been duly authorized by its Board of Directors;

                          (v) this Agreement has been duly and validly
                  executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms;

                         (vi) neither the execution, delivery or
                  consummation of the transactions contemplated by this Agreement or any of such other documents will result in the breach of or constitute a default under the Articles of Incorporation or bylaws of the Company; and

                        (vii) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required on the part of the Company or the Shareholders in connection with the execution and delivery by the Company and the Shareholders of this Agreement or any of such other documents.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholders and officers of the Company and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Ohio.

                  9.3. CONSENTS AND APPROVALS. The Company and the Shareholders shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  9.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to the Real Property or the physical assets and properties of the Company (regardless of whether such loss or damage was insured), the effect of which would have an adverse effect on the condition, business, operations or prospects of the Company or any of Homes.

                  9.5. RESIGNATIONS AND RELEASES. The Purchaser shall have received such resignations of the officers and directors of the Company as shall have been requested by the Purchaser, as well as written releases, in form and substance acceptable to the Purchaser, under which the Shareholders and their spouses waive and release all rights and claims against the Company save and except only those obligations arising under this Agreement and the exhibits and schedules hereto.

                  9.6. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  9.7. PRE-ACQUISITION REVIEW. The Purchaser and its representatives shall have completed a pre-acquisition review of the financial information, books and records, and properties and assets of the Company, the Homes and the Real Property, and shall have discovered no material change in the business, assets, operations, financial condition or prospects of the Company, the Homes or the Real Property which could, in the sole determination of the Purchaser, have a material adverse effect on the value to the Purchaser of the business, assets, financial condition or prospects of the Company, the Homes or the Real Property.

                  9.8. RELATED TRANSACTIONS. The Smiths shall have executed and delivered to the Purchaser the Lease Agreement and the Consulting Agreement. The Shareholders, Amy Smith and William J. Gelvin shall have executed and delivered to the Purchaser their respective Non-Competition Agreements. Lee shall have executed and delivered to the Purchaser the Employment Agreement.

                  9.9. ENVIRONMENTAL QUESTIONNAIRE. The Company shall have completed, executed and delivered to the Purchaser an environmental questionnaire, in form and substance acceptable to the Purchaser, relating to the operation of the Homes and the ownership of the Company's assets and the Real Property, and such questionnaire as so completed, executed and delivered shall reflect the absence of any significant environmental hazards, in the Purchaser's reasonable judgment.

                  9.10. TITLE INSURANCE. The Smiths shall have obtained, at their expense, an Owner's Policy of Title Insurance issued to the Purchaser in the amount of the Purchase Price allocated to the Purchased Real Property under Section 1.3, issued by a title company as shall be designated by the Purchaser (the "Title Company"), insuring that the Purchaser is the owner of each parcel of the Purchased Real Property subject only to the Permitted Encumbrances, and any standard printed exceptions included in a Ohio standard form Owner Policy of Title Insurance. Such policy shall have deleted any exception regarding restrictions or be limited to restrictions that are Permitted Encumbrances, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to the year in which the Closing occurs.

                  9.11. SURVEY. The Purchaser shall have received, at the Smiths' expense, an as-built survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under Ohio law, be sufficient for the Title Company to delete any survey exception contained in the title insurance policies referred to in Section 9.10, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

                  9.12. FINANCING COMMITMENT. The Purchaser shall have received from a financial institution acceptable to it a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the Purchase Price not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing. The Purchaser agrees to exercise its best efforts to obtain such financing.

                  9.13. LIEN RELEASES. The holders of the Liens (other than Permitted Encumbrances) against any assets of the Company or any portion of the Real Property shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender.

                  9.14. MECHEM TRUST. The parties acknowledge that the trustee under several trusts established for preneed accounts of the Company by Mechem Financial Inc. (the "Mechem Trust") have become insolvent, resulting in an unfunded preneed liability of not more than $160,000. Set forth on Schedule 9.14 is a list of preneed accounts, including customer names and prices, covered by the Mechem Trust prior to its insolvency, which list the Shareholders represent and warrant to be accurate and complete. It shall be a condition to the Closing that the Shareholders cause a new trust to be established covering such accounts, as required under Ohio law and otherwise in a manner acceptable to the Purchaser, and that the Shareholders shall have contributed the sum of $80,000 to such trust, providing the Purchaser such evidence of such contribution as it shall reasonably request. Subject to the foregoing representations of the Shareholders, the Purchaser acknowledges that funding for the remaining balance of the new trust covering such accounts shall be the Company's responsibility.

                  10. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Company in writing:

                  10.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Company and the Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 6 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct in all material respects; the Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Company and the Shareholders shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 10.1.

                  10.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Company and the Shareholders an opinion of Snell & Smith, A Professional Corporation, counsel for the Purchaser, to the effect that:

                           (i) the Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Purchaser (as shall be specified in such opinion);

                          (ii) the execution, delivery and performance by
                  the Purchaser of this Agreement and such other documents have been duly authorized by its Board of Directors;

                         (iii) this Agreement is, and upon execution and
                  delivery as herein provided such other documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms;

                          (iv) neither the execution, delivery or performance by
                  the Purchaser of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or bylaws of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                           (v) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser of this Agreement or any of such other documents, or the performance of its obligations hereunder or thereunder.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Company at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                  10.3. CONSENTS AND APPROVALS. The Purchaser shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  10.4. RELATED TRANSACTIONS. The Purchaser shall have executed and delivered to the Smiths the Consulting Agreement and the Lease Agreement, to the Shareholders, Amy Smith and William J. Gelvin their respective Non-Competition Agreements, and to Lee the Employment Agreement.

                  11. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  11.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  11.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter, except that the representations and warranties contained herein shall terminate on June 30, 1996, except as to those representations and warranties for which claims have been asserted prior to such date, which shall continue to survive until such claims have been fully and finally resolved.

                  12. INDEMNIFICATION.

                  12.1. INDEMNIFICATION BY THE SHAREHOLDERS. Each Shareholder severally (but not jointly) agrees to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of any breach or warranty or inaccurate representation made by such Shareholder in Section 3, and the Smiths jointly and severally agree to indemnify and hold harmless the Purchaser and (following the Closing) the Company and their respective successors and assigns from and against any and all Losses which are caused by or arise out of any breach of warranty or inaccurate representation made by them in Section
         4. The Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser and (following the Closing) the Company, and their respective successors and assigns, from and against any and all losses which are caused by or arise out of (i) any breach or default in the performance by the Company or the Shareholders of any covenant or agreement of the Company or the Shareholders contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company or the Shareholders herein (except as provided in the first sentence above), in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Company or the Shareholders pursuant hereto, (iii) any Unassumed Liability of the Company, whether absolute or contingent, known or unknown, to the extent not paid or discharged at Closing as provided in Section 1.4 and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  12.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Shareholders and their heirs and assigns from and against any Losses which are caused by or arise out of
         (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement,
         (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  12.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at his, her or its own expense, by advisory counsel selected by him, her or it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right
         (i) to participate in the defense thereof and be represented, at his, her or its own expenses, by advisory counsel selected by him, her or it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  13. TERMINATION.

                  13.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 9 hereof; and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 10 hereof.

                  13.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                           (a) the mutual written consent of the Shareholders,
                  the Company and the Purchaser;

                           (b) the Purchaser if a material default shall be made
                  by the Company or any Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Company or any Shareholder of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company or any Shareholder at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                           (c) the Company if a material default shall be made
                  by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have bene complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Company and the Shareholders in writing; or

                           (d) either the Company or the Purchaser, if the
                  Closing has not occurred by September 30, 1994.

                  13.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 13.2, then no party shall have any liability to any other party hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 13.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  14.      MISCELLANEOUS.

                  14.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall it be charged with, any such expenses of the Shareholders (provided that the foregoing shall not prevent the Company from paying such fees prior to Closing). All finder's or similar fees and expenses of Thomas, Pierce & Company shall be borne exclusively by the Shareholders. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholders.

                  14.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                          (i) if to the Company or the Shareholders, to:

                              Kubach-Smith Funeral Home, Inc.
                              314 E. Main
                              Norwalk, Ohio  44897
                              Attention:  Mr. James B. Smith

                              with a copy to:

                              Freeman, Laycock, Lux & Conway
                              54 East Main Street
                              Norwalk, Ohio  44857
                              Attn: Mr. Jeffrey P. Laycock

                         (ii) if to the Purchaser, to:

                              Carriage Funeral Services
                                   of Ohio, Inc.
                              Three Riverway, Suite 1375
                              Houston, Texas  77056
                              Attention:  Mr. Melvin C. Payne

                              with a copy to:

                              Snell & Smith, A Professional Corporation
                              1000 Louisiana
                              Suite 3650
                              Houston, Texas 77002
                              Attention: Mr. W. Christopher Schaeper
         or to such other address as shall be given in writing by either party to the other party hereto.

                  14.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Shareholders to a successor-in-interest to the Purchaser or the Company (whether by merger, sale of assets or otherwise), provided that the assigning party shall not thereby be relieved of continuing liability hereunder without the consent of the Shareholders.

                  14.4. SUCCESSORS BOUND. Subject to the provisions of Section 14.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  14.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  14.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by both parties hereto.

                  14.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated June 27, 1994).

                  14.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Ohio.

                  14.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                THE PURCHASER:

                                CARRIAGE FUNERAL SERVICES
                                          OF OHIO, INC.

                                By: /s/ RUSSELL W. ALLEN
                                         Russell W. Allen,
                                         Executive Vice President

                                THE COMPANY:

                                KUBACH-SMITH FUNERAL HOME, INC.


                                By: /s/ JAMES B. SMITH
                                        James B. Smith,
                                        President


                                THE SHAREHOLDERS:


                                    /s/ JAMES B. SMITH
                                        James B. Smith


                                    /s/ LOUISE SMITH
                                        Louise Smith


                                    /s/ LEE K. SMITH
                                        Lee K. Smith


                                    /s/ NANCY SMITH-GELVIN
                                        Nancy Smith-Gelvin

                  CARRIAGE FUNERAL HOLDINGS, INC., a Delaware corporation, by its execution hereof, hereby guaranties the financial obligations of Carriage Funeral Services of Ohio, Inc., an Ohio corporation, set forth in this Agreement.

                                CARRIAGE FUNERAL HOLDINGS, INC.


                                By: /s/ RUSSELL W. ALLEN
                                        Russell W. Allen,
                                        Executive Vice President

EXHIBIT                           DESCRIPTION

      A                           Subordinated Promissory Note
      B                           Lease Agreement
      C-1                         Non-Competition Agreement - James B.
                                   and Louise Smith
      C-2                         Non-Competition Agreement - Lee K.
                                   and Amy Smith
      C-3                         Non-Competition Agreement - William
                                   G. Gelvin and Nancy Smith-Gelvin
      D                           Consulting Agreement
      E                           Employment Agreement - Lee K. Smith


SCHEDULE                          DESCRIPTION

I                                 Stock Ownership
4.1                               Real Property
5.4                               Funeral Services
5.6                               Changes
5.10                              Fixed Assets
5.11                              Contracts and Commitments
5.12                              Preneed Contracts and Trust Accounts
5.13                              Trademarks, Etc.
5.15                              Licenses
5.18                              Employees
5.19                              Employee Benefit Plans
5.21                              Bank Accounts
9.14                              Mechem Preneed Accounts